CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2021 relating to the financial statements and financial highlights which appears in the Annual Report on Form N-CSR for the year ended October 31, 2021 of AMG FQ Global Risk-Balanced Fund, AMG Frontier Small Cap Growth Fund, AMG GW&K Core Bond ESG Fund, AMG River Road Large Cap Value Select Fund (formerly AMG FQ Long-Short Equity Fund), AMG Veritas China Fund (formerly AMG Managers Emerging Opportunities Fund), and AMG Veritas Global Focus Fund (formerly AMG FQ Tax-Managed U.S. Equity Fund), six of the funds constituting AMG Funds I. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2022

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